Exhibit 10.10

Execution version

WAIVER AND FIRST AMENDMENT TO CREDIT AGREEMENT

This WAIVER AND FIRST AMENDMENT TO CREDIT AGREEMENT (this “Amendment”) is entered into as of September 30, 2020, among ARHAUS, LLC, a Delaware limited liability company (the “Company”), the Subsidiaries of the Company party hereto as “Borrowers” (the Company, together with such subsidiaries each, a “Borrower” and individually and collectively, jointly and severally, the “Borrowers”), the Subsidiaries of the Company party hereto as Guarantors (each, a “Guarantor” and collectively, the “Guarantors”), the Lenders party hereto, and WINGSPIRE CAPITAL LLC, as administrative agent for the Lenders (in such capacity, together with its successors and assigns in such capacity, the “Administrative Agent”).

RECITALS

WHEREAS, the Borrowers, the Guarantors, the Lenders party thereto, and the Administrative Agent, are parties to that certain Credit Agreement dated as of June 25, 2020 (as amended, restated, supplemented, or otherwise modified prior to the date hereof, the “Credit Agreement”); and

WHEREAS, the Borrowers have advised the Administrative Agent that certain Events of Default have occurred and are continuing and have requested that the Lenders provide a one-time limited waiver thereof; and

WHEREAS, the Borrowers have requested that the Administrative Agent and the Lenders agree to amend certain of the terms and conditions of the Credit Agreement, as more particularly set forth herein; and

WHEREAS, the Administrative Agent and the Lenders party hereto have agreed to provide such waiver and agree to such amendments, subject to and on the terms and conditions set forth herein.

NOW, THEREFORE, in consideration of the agreements herein contained and other good and valuable consideration, the parties agree as follows:

1.     Defined Terms. Capitalized terms used in this Amendment which are defined in the Credit Agreement shall have the same meanings as defined therein, unless otherwise defined herein.

2.     Waiver.

(a)     Certain Events of Default have occurred and are continuing pursuant to (i) Section 8.1(c) of the Credit Agreement as a result of the Borrower’s failure to disclose certain leased store locations as required by Section 5.19 of the Credit Agreement, as such locations are set forth on Part (a)(i) of Schedule 1 to this Amendment and (ii) Section 8.1(d) of the Credit Agreement as a result of the Borrower’s failure to provide not less than 30 days’ prior written notice to the Administrative Agent of any Inventory with a fair market value in excess of $25,000 being kept at a location other than locations set forth on Schedule 4 to the Security Agreement, and to provide an update to such Schedule 4, as required by Section 5.3(i) of the Security Agreement, as such locations are set forth on Part (a)(ii) of Schedule 1 to this Amendment 1 to this Amendment (collectively, the “Existing Defaults”). Effective as of the date hereof, subject to the satisfaction of the conditions set forth in Section 4 hereof, the Lenders hereby waive the Existing Defaults.

(b)     The waiver of the Existing Defaults contained in this Section 2 is a limited waiver and (i) shall only be relied upon and used for the specific purpose set forth herein, (ii) shall not constitute nor be deemed to constitute a waiver, except as otherwise expressly set forth herein, of (a) any Default or Event of Default or (b) any term or condition of the Loan Agreement and the other Loan Documents, (iii) shall not constitute nor be deemed to constitute a consent by the Lender to anything other than the specific purpose set forth herein and (iv) shall not constitute a custom or course of dealing among the parties hereto.

3.     Amendments. Subject to the satisfaction (or waiver in writing) of all conditions precedent set forth in this Amendment, the Credit Agreement is hereby amended as follows:

(a)     Schedule 5.19(a) of the Credit Agreement is amended and restated in its entirety and replaced by Schedule 5.19(a) attached to this Amendment.

(b)     The definition of “Cash Dominion Trigger Period” contained in Section 1.1 of the Credit Agreement is amended and restated in its entirety as follows:

“Cash Dominion Trigger Period” means the period commencing on the first date that that Administrative Agent notifies the Borrowers that a Cash Dominion Trigger Event has occurred and continuing until the date that (a) no Event of Default shall be continuing and (b) Availability is greater than or equal to $10,000,000 for a period of at least 30 consecutive calendar days.

(c)     Section 5.19 of the Credit Agreement is hereby amended by replacing each reference therein to “Schedule 5.19” with a reference to “Schedule 5.19(a)”.

(d)     Section 6.15(a) of the Credit Agreement is hereby amended by deleting the second sentence thereof in its entirety and inserting the following text in its stead:

Together with each delivery of each Borrowing Base Certificate pursuant to the first sentence of this Section 6.15(a), the Loan Parties shall deliver to the Administrative Agent, in the form reasonably acceptable to the Administrative Agent, (i) reconciliations of the Credit Card Receivables as shown on the Borrowing Base Certificate for the immediately preceding month or week, as applicable, to the Loan Parties’ general ledger and to the Loan Parties’ most recent financial statements, (ii) a reasonably detailed accounts payable aging, (iii) reconciliations of the Loan Parties’ Inventory as shown on the Loan Parties’ perpetual inventory, to the Loan Parties’ general ledger and to the Loan Parties’ financial statements, (iv) Inventory reports in such format and detail as the Administrative Agent shall request and which shall include a current list of all locations of the Loan Parties’ Inventory, all with supporting materials as the Administrative Agent shall reasonably request, (v) the most recent statement for the Company’s account #210232259 maintained at JPMorgan Chase Bank, N.A. or any replacement or additional collection account maintained by the Loan Parties from time to time and (vi) (A) a schedule of planned store openings by date, (B) for any such location owned by a Loan Party or for which a lease has commenced, a supplement to Schedule 5.19(a) in the form attached hereto as Exhibit B-1 setting forth the information with respect to such location contemplated by Section 5.19 and (C) at least 30 days before the date on which any Inventory or Equipment with a fair market value in excess of $25,000 will be kept at any location, a supplement to Schedule 4 of the Security Agreement in the form attached hereto as Exhibit B-2 setting forth the information with respect to such location required by Schedule 4 of the Security Agreement.

(e)     Section 10.4 of the Credit Agreement is hereby amended by inserting the following text as a new clause (g) at the end thereof:

(g)     Transactions Among Wingspire Affiliates. Notwithstanding anything in this Agreement or any other Loan Document to the contrary, (A) neither Wingspire nor any Affiliate thereof (each, a “Wingspire Party”) shall be required to comply with this Section 10.04 in connection with any transaction involving any Wingspire Party or any of its or their lenders or funding or financing sources, and no Wingspire Party shall have any obligation to disclose any such transaction to any Person, and (B) there shall be no limitation or restriction on (i) the ability of any Wingspire Party to assign or otherwise transfer its rights and/or obligations under this Agreement or any other Loan Document, any Commitment, any Loan, or any other Obligation to any Wingspire Party or any lender or financing or funding source of a Wingspire Party or (ii) the ability of any such lender or funding or financing source to assign or otherwise transfer its rights and/or obligations under this Agreement or any other Loan Document, any Commitment, any Loan, or any other Obligation; provided, however, that to the extent that any Wingspire Party or any such other Person covered by the provisions of this Section 10.04(g) fails to qualify as a “Lender” under this Agreement, Wingspire shall continue to be responsible for all of its obligations under this Agreement and the other Loan Documents as a “Lender”. Without limiting the foregoing, any assignment by Wingspire of its rights and obligations to a Wingspire Party under this Agreement may include Wingspire’s rights and obligations as the Administrative Agent hereunder and, in such event, the applicable Wingspire Party shall for all purposes be the Administrative Agent under this Agreement and Wingspire shall be deemed to be a sub-agent of such Person duly appointed pursuant to Section 9.5 of this Agreement.

(f)     The Credit Agreement is hereby amended by inserting a new Exhibit B-1 and a new Exhibit B-2 in the forms attached hereto as Exhibit B-1 and Exhibit B-2, respectively.

4.     Conditions Precedent to Effectiveness. This Amendment shall be effective as of the First Amendment Effective Date upon the satisfaction (or waiver in writing) of each of the following conditions precedent:

(a)     The Administrative Agent shall have received fully executed counterparts of this Amendment and such other documents, certificates, instruments and information executed and/or delivered by the Loan Parties as the Administrative Agent may reasonably request.

(b)     The Administrative Agent shall have received all costs and expenses (including the reasonable fees and expenses of legal counsel) to the extent the Loan Parties are obligated to reimburse the Administrative Agent for such expenses in accordance with the Credit Agreement and the other Loan Documents.

(c)     All corporate and organizational proceedings taken in connection with the transactions contemplated by this Amendment and all documents, instruments and other legal matters incident thereto shall be reasonably satisfactory to Lender and its legal counsel.

(d)     Each of the representations and warranties set forth in Section 6 of this Amendment shall be true and correct in all material respects.

5.     No Amendment or Waiver. Except as expressly set forth herein, the execution, delivery, and effectiveness of this Amendment shall not operate as a waiver of any right, power or remedy of the Administrative Agent or the Lenders under the Credit Agreement or any of the other Loan Documents, nor constitute a waiver of any provision of the Credit Agreement or any of the other Loan Documents. Except as expressly set for in this Amendment, the text of the Credit Agreement and the other Loan Documents shall remain unchanged and in full force and effect, and each Loan Party hereby ratifies and confirms its obligations and covenants thereunder and acknowledges that such obligations and covenants shall not be reduced or limited by the execution and delivery of this Amendment. This Amendment shall not constitute a modification of the Credit Agreement or the other Loan Documents or a course of dealing with the Administrative Agent or the Lenders of variance with the Credit Agreement or the other Loan Documents such as to require notice by the Administrative Agent or any Lender to require strict compliance with the terms of the Credit Agreement and other Loan Documents in the future. Each Loan Party acknowledges and agrees that the Administrative Agent and the Lenders reserve the right to, and do in fact, require strict compliance with all terms and provisions of the Credit Agreement and the other Loan Documents, as modified by this Amendment.

6.     Representations, Warranties, and Covenants of the Loan Parties. Each Loan Party hereto hereby represents and warrants in favor of the Administrative Agent and the Lenders as follows:

(a)     Such Loan Party has all requisite power and authority to execute this Amendment and to perform all of its obligations hereunder, and this Amendment has been duly executed and delivered by such Loan Party and constitutes the legal, valid and binding obligation of such Loan Party, enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors’ rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law.

(b)     The execution, delivery and performance by such Loan Party of this Amendment (i) have been duly authorized by all necessary action on the party of such Loan Party; (ii) do not require any consent or approval of, registration or filing with, notice to or any other action by, any Governmental Authority, except such as have been obtained or made and are in full force and effect, (iii) will not violate any law applicable to any Loan Party, (iv) will not violate or result in a default under any contractual obligation to which such Loan Party is a party or affecting such Loan Party or the properties of such Loan Party or any of its Subsidiaries, or give rise to a right thereunder to require any payment to be made by any Loan Party or any Subsidiary, except where such violation or default, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect, and (v) will not result in the creation or imposition of any Lien on any asset of any Loan Party or any Subsidiary, except Liens created pursuant to the Loan Documents.

(c)     Each of the representations and warranties of the Loan Parties set forth in the Loan Documents are true and correct in all material respects, in each case on and as of such date as if made on and as of such date, provided that to the extent that such representations and warranties specifically refer to an earlier date, they shall be true and correct in all material respects as of such earlier date; provided further that any representation and warranty that is qualified as to “materiality”, “Material Adverse Effect” or similar language shall be true and correct (after giving effect to any qualification therein) in all respects on such respective dates.

(d)     Prior to and immediately after giving effect hereto, no Default or Event of Default has occurred and is continuing.

7.     Acknowledgments Regarding Obligations. Each Loan Party hereby acknowledges, stipulates and agrees that all of the Obligations are due and owing by the Borrower to the Lenders without any defense, deduction, offset, claim or counterclaim. No Loan Party is aware of any events or facts, any actions taken by any Person, or any other circumstances that have occurred prior to the effectiveness of this Amendment that constitute the basis for or may give rise to any defense, deduction, offset, claim or counterclaim of such Loan Party or any other Loan Party with respect to the Obligations.

8.     Waiver of Claims. To induce the Administrative Agent and the Lenders to enter into this Amendment, each Loan Party hereby releases, remises, acquits and forever discharges the Administrative Agent and each Lender and each of its respective employees, agents, representatives, consultants, attorneys, officers, directors, partners, fiduciaries, predecessors, successors and assigns, subsidiary corporations, parent corporations and related corporate divisions (each, a “Released Party” and collectively, the “Released Parties”), from any and all actions, causes of action, judgments, executions, suits, debts, claims, demands, liabilities, damages and expenses of any and every character, known or unknown, direct or indirect, at law or in equity, of whatever nature or kind, whether heretofore or hereafter arising, for or because of any manner of things done, omitted or suffered to be done by any of the Released Parties prior to and including the date of execution hereof, and in any way directly or indirectly arising out of any or in any way connected to this Amendment, the Credit Agreement or the other Loan Documents, except to the extent attributable to the gross negligence or willful misconduct of such Released Party (as finally determined by a court of competent jurisdiction) (collectively, the “Released Matters”). Each Loan Party hereby acknowledges that the agreements in this Section are intended to be in full satisfaction of all or any alleged injuries or damages arising in connection with the Released Matters.

9.     Costs and Expenses. Each Loan Party hereby reaffirms its agreement under the Credit Agreement to pay or reimburse the Administrative Agent for all reasonable and documented costs and expenses incurred by the Administrative Agent in connection with the Loan Documents, including without limitation all reasonable or documented fees and disbursements of legal counsel, to the extent required by Section 10.3 of the Credit Agreement.

10.     Counterparts. This Amendment may be executed in any number of counterparts and by different parties on separate counterparts, each of which, when executed and delivered, shall be deemed to be an original, and all of which, when taken together, shall constitute but one and the same agreement. Delivery of an executed counterpart of this Amendment by telefacsimile or other electronic method of transmission shall be equally as effective as delivery of an original executed counterpart of this Amendment. Any party delivering an executed counterpart of this Amendment by telefacsimile or other electronic method of transmission also shall deliver an original executed counterpart of this Amendment but the failure to deliver an original executed counterpart shall not affect the validity, enforceability, and binding effect of this Amendment.

11.     CHOICE OF LAW AND VENUE; JURISDICTION; JURY TRIAL WAIVER. EACH OF THE PARTIES HERETO ACKNOWLEDGES AND AGREES THAT ALL OF THE PROVISIONS SET FORTH IN SECTIONS 10.9 (GOVERNING LAW; JURISDICTION; CONSENT TO SERVICE OF PROCESS) AND 10.10 (WAIVER OF JURY TRIAL) OF THE CREDIT AGREEMENT SHALL APPLY TO THIS AMENDMENT AS IF FULLY INCORPORATED HEREIN.

12.     Final Agreement. This Amendment reflects the entire understanding of the parties with respect to the transactions contemplated hereby and shall not be contradicted or qualified by any other agreement, oral or written, before the date hereof.

13.     Loan Document. This Amendment shall be deemed a Loan Document for all purposes.

14.     Ratification and Reaffirmation of Guarantors. Each Guarantor which is a party hereto hereby consents to the terms of this Amendment and the execution and delivery of this Amendment by the Borrower and each other Loan Party. Each Guarantor which is a party hereto hereby reaffirms its obligations as set forth in Article 11 of the Credit Agreement.

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IN WITNESS WHEREOF, the parties hereto have caused their respective duly authorized officers or representatives to execute and deliver this Amendment as of the date first written above.

BORROWERS:
ARHAUS, LLC

By:	/s/ Dawn Phillipson
Name: Dawn Phillipson
Title: Chief Financial Officer

GUARANTORS:
ARHAUS GIFT CARDS, LLC

By:	/s/ Dawn Phillipson
Name: Dawn Phillipson
Title: Chief Financial Officer

ARHAUS MANAGEMENT, INC.

By:	/s/ Dawn Phillipson
Name: Dawn Phillipson
Title: Chief Financial Officer

HOMEWORKS LOGISTICS, LLC

By:	/s/ Dawn Phillipson
Name: Dawn Phillipson
Title: Chief Financial Officer

NORTHERN WOODS, LLC

By:	/s/ Dawn Phillipson
Name: Dawn Phillipson
Title: Chief Financial Officer

TB ARHAUS, LLC

By:	/s/ Dawn Phillipson
Name: Dawn Phillipson
Title: Chief Financial Officer

WINGSPIRE CAPITAL LLC, as the Administrative Agent and a Lender

By:	/s/ John Rosin
Name: John Rosin
Title: President and Chief Operating Officer

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